Exhibit 1.1

EXECUTION VERSION

3,000,000 Shares

SMART Global Holdings, Inc.

Ordinary Shares

UNDERWRITING AGREEMENT

July 8, 2021

Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC

 1585 Broadway

 New York, New York 10036

Ladies and Gentlemen:

Certain shareholders of SMART Global Holdings, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), named in Schedule II attached hereto (the “Selling Shareholders”) propose to sell to the underwriter listed in Schedule I hereto (the “Underwriter”) an aggregate of 3,000,000 ordinary shares (the “Shares”), par value $0.03 per share (the “Ordinary Shares”), in the capital of the Company. This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Shares from the Selling Shareholders by the Underwriter.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A shelf registration statement on Form S-3 (File No. 333-227451) relating to the Shares, including a prospectus (the “Base Prospectus”), has (i) been prepared by the Company in conformity with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” The term “Preliminary Prospectus” means the Base Prospectus and any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424(b), in the form provided to the Underwriter by the Company for use in connection with the offering of the Shares. The term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and incorporated or deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any Preliminary Prospectus, and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been made available by the Company to the Underwriter. As used in this Agreement:

(i) “Applicable Time” means 4:15 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter;

(ii) “Effective Date” means the date and time at which such shelf registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares; and

(iv) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not on the date hereof and will not be on the Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Company has met all the conditions for incorporation by reference pursuant to the General Instructions to Form S-3.

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Delivery Date the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(e) The Prospectus will not, as of its date or as of the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g) Each Issuer Free Writing Prospectus listed in Schedule IIV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IIV hereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule IV hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) The Company and each of its subsidiaries have been duly incorporated or organized, is validly existing and in good standing as an exempted company, a corporation or other business entity under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business and in good standing as a foreign company, corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of the Company’s subsidiaries where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. None of the subsidiaries of the Company (other than SMART Global Holdings, Inc., Saleen Intermediate Holdings, Inc., SMART Worldwide Holdings, Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies (CI), Inc., SMART Modular Technologies (DH), Inc., SMART Modular Technologies, Inc., SMART Modular Technologies (DE), Inc., SMART Modular Technologies (LX) S.à r.l., SMART Modular Technologies Sdn. Bhd., SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda., SMART Modular Technologies do Brasil—Indústria e Comercio de Componentes Ltda., Penguin Computing, Inc., SMART Embedded Computing, Inc., SMART Wireless Computing, Inc., Inforce Computing (India) Private Limited, CreeLED, Inc., CreeLED Hong Kong Limited and Cree Huizhou Solid State Lighting Company Limited) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(j) The Company has an authorized share capital as set forth in each of the Pricing Disclosure Package and the Prospectus, and all of the issued shares in the capital of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal, state and other securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares in the capital of the Company have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus and were issued in compliance with all applicable federal, state and other securities laws. All of the issued shares in the capital or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares for non-U.S. subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Pricing Disclosure Package and the Prospectus for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) The Shares to be sold by the Selling Shareholders to the Underwriter hereunder have been duly authorized, validly issued, fully paid and are non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus and will be free of statutory, constitutional and contractual preemptive rights, rights of first refusal and similar rights.

(l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m) The sale of the Shares, the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association (or similar constitutional documents) of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, liens, charges, encumbrances or violations that would not reasonably be expected to have a Material Adverse Effect.

(n) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the sale of the Shares, the execution, delivery and performance of this Agreement by the Company, or the consummation of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Shares by the Underwriter.

(o) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of the Company, whose report is incorporated by reference in the Pricing Disclosure Package and the Prospectus and who have delivered the initial letter referred to in Section 9(j) hereof, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Prospectus, as of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.

(r) (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) except as disclosed in the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(s) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any material weaknesses in internal controls, except as disclosed in the Prospectus, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) except as disclosed in the Prospectus, there have been no significant changes in internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(t) There is, and has been, no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(u) Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), since the date of the latest audited financial statements included or incorporated by reference in Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than in connection with the Company’s equity incentive plans or stock ownership plans (and employee share purchase plan) in effect on the date hereof and described in the Pricing Disclosure Package), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its share capital, partnership or limited liability company interest as applicable, and since such date, there has not been any change in the share capital (other than the conversion, exchange, or exercise of convertible, exchangeable or exercisable securities, including options, restricted stock units and warrants) or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all security interests, claims, liens, charges, encumbrances and defects, except such security interests, claims liens, charges, encumbrances and defects as (i) are described in the Pricing Disclosure Package and the Prospectus, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or its subsidiaries or except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(w) Except as described in each of the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries have (i) such permits, licenses, patents, franchises, certificates of need, granting acts for special tax treatments (including, without limitation, a qualification to benefit from the Brazilian government-sponsored Support Program for the Technological Development of the Semiconductor and Display Industries Act (“PADIS”) and from Lei da Informática—Processo Productivo Básico (“PPB/IT Program”)) and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) has fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(x) Except as described in each of the Pricing Disclosure Package and the Prospectus, (i) the Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(y) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(z) Except as described in the Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors or, officers of the Company or, to the knowledge of the Company, the shareholders, customers or suppliers of the Company, on the other hand, that is required by the Securities Act and the rules and regulations of the Commission thereunder to be described in the Pricing Disclosure Package and the Prospectus which is not so described.

(aa) Neither the Company nor any of its subsidiaries (i) is in violation of its memorandum and articles of association (or similar constitutional documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of each of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect..

(bb) Except as described in the Pricing Disclosure Package and the Prospectus, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed and (ii) to the knowledge of the Company there are no issues regarding compliance with Environmental Laws, including any pending or formally proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect.

(cc) The Company and each of its subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) The Company does not expect to be a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code (as defined below) for its current taxable year or in the foreseeable future.

(ee) All payments to be made by the Company on or by virtue of the execution, delivery, performance or enforcement of this Agreement under the current laws and regulations of the Cayman Islands or any jurisdiction in which the Company is incorporated, organized, resident or doing business for tax purposes or any jurisdiction from or through which any payment or delivery is made by or on behalf of the Company, or, in each case, any political subdivision, authority or agency in or of any of the foregoing having power to tax (each, a “Taxing Jurisdiction”) will not be subject to withholding, duties, levies, deductions, charges or other taxes under the currently effective laws and regulations of a Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in a Taxing Jurisdiction and without the necessity of obtaining any governmental consent, approval or authorization in a Taxing Jurisdiction, except as otherwise disclosed in the Prospectus.

(ff) The Company is not and as of the Delivery Date and after giving effect to the offer and sale of the Shares will not be required to be registered as (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(gg) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person.

(hh) The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in, or that would reasonably be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(ii) Neither the Company nor any of its subsidiaries, nor, any director, officer, controlled affiliate, nor to the knowledge of the Company, any agent, employee or non-controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment or otherwise unlawfully provided anything of value to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery statute or regulation. The Company, its subsidiaries and their controlled affiliates have each conducted their businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-bribery law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company threatened.

(kk) Neither the Company nor any of its subsidiaries, nor any director or officer thereof nor to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea), any United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(ll) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” set forth or incorporated by reference in the Preliminary Prospectus contained in the Pricing Disclosure Package and the Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of such Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(mm) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(nn) No stamp, documentary, issue, registration, transfer or other similar taxes and duties, including interest and penalties but excluding taxes in the nature of income taxes, are payable in any Taxing Jurisdiction on or in connection with (i) the sale and delivery of the Shares to or for the account of the Underwriter pursuant to this Agreement, (ii) the resale and delivery of the Shares by the Underwriter in the manner contemplated herein or (iii) the execution and delivery of, or the transactions contemplated by, this Agreement (unless this Agreement is hereafter brought within the jurisdiction of the Cayman Islands (e.g., for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) will be payable).

(oo) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties. Except as described in the Pricing Disclosure Package and the Prospectus and other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all policies of insurance of the Company and its subsidiaries are in full force and effect; (ii) the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; (iii) neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(pp) Other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan, (E) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (F) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(qq) No governmental approvals are currently required in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the Shares.

(rr) Except as otherwise disclosed in the most recent Preliminary Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, or from repaying to the Company any loans or advances to such subsidiary from the Company, or from taking similar actions.

(ss) The statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(tt) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu) Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or, state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or, state or foreign wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(vv) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, nor any incidents under internal review or investigations relating to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ww) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each of its subsidiaries are, and, to the knowledge of the Company, at all prior times were, in compliance with all applicable data privacy and security laws and regulations regarding the collection, use, transfer, storage, protection, disposal or disclosure of Personal Data collected from or provided by third parties (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies on its website; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). At all times since inception, the Company has provided notice of its privacy policy on its websites, which provides accurate and sufficient notice of Company’s then-current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s then current privacy practices. None of such disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any subsidiary has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws.

(xx) Except as otherwise disclosed in the most recent Preliminary Prospectus and Prospectus, the Company has not sold or issued any securities that would be required to be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(yy) The Shares have been approved for listing on The Nasdaq Global Select Market.

(zz) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 6(a)(iv) and any Issuer Free Writing Prospectus set forth on Schedule IV hereto.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:

(a) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.

(b) The Selling Shareholder has, and immediately prior to the Delivery Date on which the Selling Shareholder is selling Shares, the Selling Shareholder will have, good and marketable title to the Shares to be sold by the Selling Shareholder hereunder on the Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims.

(c) Upon payment for the Shares to be sold by the Selling Shareholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities account(s) of the Underwriter (i) DTC will acquire good and marketable title to the Shares free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, (ii) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (iii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares, and (iv) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d) The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(e) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(f) The sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound and which is material to the Selling Shareholder, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Shareholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder, except that in the case of clauses (i) and (iii) above, where such conflict or violation would not, individually or in the aggregate, reasonably be likely to have a material adverse effect (1) on the Selling Shareholder, or (2) on the power or ability of the Selling Shareholder to perform its obligations under each of this Agreement or to consummate the transactions contemplated hereby.

(g) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder are required for the sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby, except (i) for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the offer, purchase and sale of the Shares by the Underwriters, (iii) such as has previously been obtained or (iii) where the failure to obtain or perform any such consent, approval, authorization, order, filing or registration would not, individually or in the aggregated, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated in this Agreement.

(h) (i) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) each Issuer Free Writing Prospectus (including without limitation, any road show that is a free writing prospectus under Rule 433), if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in the foregoing clauses (i) through (v) are made only as to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder (x) specifically for use in the preparation of the Registration Statement, it being understood and agreed that such information is limited to the name of the Selling Shareholder, the number of offered Shares, the number of Shares of Ordinary Shares owned by such Selling Shareholder before and after the offering and the address and other information with respect to the Selling Shareholder that appear in the table and footnotes under the captain “Principal and Selling Shareholders” (y) specifically for inclusion in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (z) specifically for inclusion in such other documents.

(i) The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Shares.

(j) The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(i) to finance any activities or business of or with any person or in any country or territory that, at the time of such financing, is the subject of any sanctions administered or enforced by OFAC; or

(ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

provided that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of the Selling Shareholder’s direct or indirect limited partners once such proceeds are no longer under the control of the Selling Shareholder if prior to such distribution the Selling Shareholder has no knowledge that such proceeds will be used for any of the foregoing purposes.

(k) The Selling Shareholder is not (i) an employee benefit plan subject to Part 4, Subtitle B of Title I of ERISA, (ii) a plan subject to the prohibited transaction provisions of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan under Section 3(42) of ERISA.

Any certificate signed by any officer of any Selling Shareholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to the Underwriter.

3. Purchase of the Shares by the Underwriter. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, each Selling Shareholder agrees to sell the number of Shares set forth opposite its name in Schedule II hereto, severally and not jointly, to the Underwriter, and the Underwriter agrees to purchase the number of Shares set forth opposite the Underwriter’s name in Schedule I hereto.

The purchase price payable by the Underwriter for the Shares is $50.50 per share.

The Selling Shareholders are not obligated to deliver any of the Shares to be delivered on the Delivery Date, except upon payment for all such Shares to be purchased on the Delivery Date as provided herein.

4. Offering of Shares by the Underwriter. The Underwriter proposes to offer the Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5. Payment for the Shares. Payment for the Shares shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” The Shares shall be distributed to or as instructed by the Underwriter for the account of the Underwriter against payment by the Underwriter and of the respective aggregate purchase prices of the Shares being sold by the Selling Shareholders to or upon the order of the Selling Shareholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Shareholders. Time shall be of the essence, and distribution as specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

The Selling Shareholders shall distribute the Shares through the facilities of DTC unless the Underwriter shall otherwise instruct.

6. Further Agreements of the Company and the Underwriters.

(a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) in a form containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to the Underwriter and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon their reasonable request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing which shall not be unreasonably withheld.

(vi) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon their reasonable request, to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), provided that the Company may satisfy the requirements of this subsection by filing such information with the Commission via the Electronic Data Gathering, Analysis and Retrieval system.

(ix) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell (including short sales), pledge, grant security over, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (other than the Shares to be sold hereunder) or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than the Shares and Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares (other than the grant of options or other equity awards pursuant to equity award plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by issue of Ordinary Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any other securities of the Company (other than the registration of the offer and sale of the Shares under the Securities Act pursuant hereto), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter.

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares pursuant to any warrants or equity incentive plan or stock ownership plan in effect on the date hereof and described in the Pricing Disclosure Package, (b) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Pricing Disclosure Package, or (c) the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares in connection with the acquisition by the Company or any of its subsidiaries of the assets of, or a majority or controlling portion of the equity of, any other entity or the entry by the Company or any of its subsidiaries into a joint venture with another entity, so long as the aggregate number of Ordinary Shares issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for Ordinary Shares under this clause shall not exceed (x) 5% of the total number of Ordinary Shares issued and outstanding as of the date of such acquisition or joint venture agreement, as the case may be, and (y) the recipient of such Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares shall have executed and delivered to the Underwriter a letter or letters, substantially in the form of Exhibit A hereto.

(xi) To cause each Selling Shareholder to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xii) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xiii) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Underwriter. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Further Agreements of the Selling Shareholder. Each Selling Shareholder agrees, severally and not jointly:

(a) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares;

(b) To deliver to the Underwriter prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

(c) To deliver to the Underwriter, on or prior to execution date of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Selling Shareholder and the Selling Shareholder undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the FinCEN Certification.

(d) The Selling Shareholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the FINRA of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriter in an amount not to exceed $35,000, when taken together with the fees and expenses of counsel to the Underwriters incurred in connection with clause (g) of this Section 8); (f) the listing of the Shares on The Nasdaq Global Select Market and/or any other exchange; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter in an amount not to exceed $35,000, when taken together with the fees and expenses of counsel to the Underwriters incurred in connection with clause (e) of this Section 8); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (the remaining fifty percent (50%) of the cost of such aircraft to be paid by the Underwriters); and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement; provided that, except as provided in this Section 8 and in Section 12, the Underwriter shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriter.

The provisions of this Section 8 shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

9. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Davis Polk & Wardwell LLP shall have furnished to the Underwriter its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(d) Maples and Calder shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(e) Machado Meyer shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(f) Simpson Thacher & Bartlett LLP shall have furnished to the Underwriter its written opinion, as counsel to the Silver Lake Partners and Silver Lake Sumeru, as Selling Shareholders, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(g) Maples and Calder shall have furnished to the Underwriter its written opinion, as counsel to the Silver Lake Partners and Silver Lake Sumeru, as Selling Shareholders, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(h) The Company shall have furnished to the Underwriter certificates of the Chief Financial Officer of the Company, addressed to the Underwriter and dated the date hereof and the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(i) The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) At the time of execution of this Agreement, the Underwriter shall have received from each of (i) Deloitte and (ii) PricewaterhouseCoopers LLP (“PwC”) a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(k) With respect to the letters of Deloitte and PwC referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter letters (each a “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(l) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to their knowledge, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m) Each Selling Shareholder shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained in Section 2 herein are true and correct on and as of the Delivery Date, and that the Selling Shareholder has complied in all material respects with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

(n) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the share capital (other than the conversion, exchange or exercise of convertible, exchangeable or exercisable securities, including options and warrants) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares.

(p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q) The Nasdaq Global Select Market shall have approved the Shares for listing, subject only to official notice of issuance.

(r) The Lock-Up Agreements between the Underwriter and Selling Shareholders, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

(s) On or prior to the Delivery Date, the Company shall have furnished to the Underwriter such further customary certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company, the Selling Shareholders or any of their respective affiliates in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the

Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand in writing for any legal or other documented out-of-pocket expenses reasonably incurred by the Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f)). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any affiliate, director, officer, employee or controlling person of the Underwriter.

(b) Each Selling Shareholder, severally in proportion to the number of Shares to be sold by each of them hereunder, shall indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of such Selling Shareholder or used or referred to by such Selling Shareholder in connection with the offering of the Shares in violation of Section 7(c) being referred to as a “Selling Shareholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any

Blue Sky Application or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand in writing for any legal or other documented out of pocket expenses reasonably incurred by the Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, or (iii) any breach of any representation or warranty of the Selling Shareholders in this Agreement, but only in each case, with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, Permitted Issuer Information, Marketing Materials, Blue Sky Application or Selling Shareholder Free Writing Prospectus, it being understood and agreed that such information is limited to the name of such Selling Shareholder, the number of offered shares, the number of shares of ordinary shares owned by such Selling Shareholder before and after the offering and the address and other information with respect to such Selling Shareholder that appear in the table and footnotes under the caption “Principal and Selling Shareholders” in such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or any amendment or supplement thereto, Permitted Issuer Information, Marketing Materials, Blue Sky Application or Selling Shareholder Free Writing Prospectus. The aggregate liability of each Selling Shareholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 10(e) below shall be limited to an amount equal to the total proceeds (net of underwriting discounts and commissions) from the offering of the Shares purchased under this Agreement received by such Selling Shareholder. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to the Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c) The Underwriter shall indemnify and hold harmless the Company, each Selling Shareholder, their respective directors and officers who have signed the Registration Statement, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholder or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing

Prospectus or in any amendment or supplement thereto or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ one counsel (in addition to local counsel) to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (x) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (i) in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the aggregate liability of each Selling Shareholder under the contribution provisions contained in this paragraph and the indemnity agreement of 10(b) above shall be limited to an amount equal to the total proceeds (net of underwriting discounts and commissions) from the offering of the Shares purchased under this Agreement received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriter confirms and the Company and each Selling Shareholder acknowledge and agree that the statements regarding delivery of Ordinary Shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 9(n), 9(o) and 9(p) shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

12. Reimbursement of Underwriter’s Expenses. If (a) the Selling Shareholders fail to tender the Shares for delivery to the Underwriter for any reason, or (b) the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement except the occurrence of an event described in Section 9(p), the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriter. If this Agreement is terminated by reason of the default of the Underwriter, the Company shall not be obligated to reimburse such defaulting Underwriter on account of those expenses.

13. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company and the Selling Shareholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Selling Shareholders and any other person, on the one hand, and the Underwriter, on the other, exists; (b) the Underwriter is not acting as advisors, expert or otherwise, to the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Selling Shareholders, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriter may have to the Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriter and its respective affiliates may have interests that differ from those of the Selling Shareholders. The Selling Shareholders hereby waive any claims that the Selling Shareholders may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Bruce Goldberg, Vice President, Chief Legal and Compliance Officer, SMART Global Holdings, Inc., 39870 Eureka Drive, Newark, CA 94560, fax: (510) 624-8231; and

(c) if to any Selling Shareholder, shall be delivered or sent by mail or facsimile transmission to c/o Silver Lake, 55 Hudson Yards, 550 West 34th Street, 40th Floor, New York, New York 10001, Attention: Andrew Schader, fax: (212) 981 3535.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on by the Underwriter.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Shareholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriter contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of the directors, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

22. Waiver of Jury Trial. The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, facsimile or other electronic transmission (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart thereof.

24. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SMART GLOBAL HOLDINGS, INC.

By:	/s/ Ken Rizvi
Name: Ken Rizvi
Title: CFO

Silver Lake Partners III Cayman (AIV III), L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its general partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its general partner

By:	/s/ Jason White
Name: Jason White
Title: Director

Silver Lake Technology Investors III Cayman, L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its general partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its general partner

By:	/s/ Jason White
Name: Jason White
Title: Director

Silver Lake Sumeru Fund Cayman, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner

By:	SLTA Sumeru (GP) Cayman, L.P., its general partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Ajay Shah
Name: Ajay Shah
Title: Director

Silver Lake Technology Investors Sumeru Cayman, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner

By:	SLTA Sumeru (GP) Cayman, L.P., its general partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ Ajay Shah
Name: Ajay Shah
Title: Director

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By: Morgan Stanley & Co. LLC

By:	/s/ William L. Frauenhofer
Name: William L. Frauenhofer
Title: Managing Director

SCHEDULE I

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	3,000,000

Total	3,000,000

SCHEDULE II

Name and Address of Selling Shareholders	Number of Shares
Silver Lake Partners III Cayman (AIV III), L.P. c/o Silver Lake 55 Hudson Yards 550 West 34th Street, 40th Floor New York, New York 10001	1,987,251
Silver Lake Technology Investors III Cayman, L.P. c/o Silver Lake 55 Hudson Yards 550 West 34th Street, 40th Floor New York, New York 10001	10,742
Silver Lake Sumeru Fund Cayman, L.P. c/o Silver Lake 55 Hudson Yards 550 West 34th Street, 40th Floor New York, New York 10001	989,953
Silver Lake Technology Investors Sumeru Cayman, L.P. c/o Silver Lake 55 Hudson Yards 550 West 34th Street, 40th Floor New York, New York 10001	12,054

Total	3,000,000

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. $51.00 per Ordinary Share

2. 3,000,000 Shares

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

None.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

[See attached]

LOCK-UP LETTER AGREEMENT

Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC

 1585 Broadway

 New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Shares”) of ordinary shares, par value $0.03 per share (the “Ordinary Shares”), of SMART Global Holdings, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case for a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus relating to the Offering (such 30-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to: (a) transactions relating to Ordinary Shares or other securities acquired in the open market after the completion of the Offering; (b) any Shares that the undersigned may purchase in the Offering; provided that it shall be a condition to any transfer pursuant to this clause (b) that each party (donor,

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donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (except that, if required by law, such party may make such a filing or public announcement, provided such filing or public announcement does not report a reduction in beneficial ownership); (c) (i) bona fide gifts to any person, (ii) contributions to a family foundation for bona fide estate or tax planning purposes, (iii) transfers that are made exclusively between and among the undersigned or members of the undersigned’s immediate family (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or any trust for the direct or indirect benefit of the undersigned or members of the undersigned’s immediate family, or any affiliates of the undersigned or, (iv) if the undersigned is a corporation, limited partnership, limited liability company or other entity, transfers to its shareholders, limited partners or members; provided that it shall be a condition to any transfer pursuant to this clause (c) that (A) subject to clause (i) below, the transferee/donee agrees to be bound by the terms of this letter agreement to the same extent as if the transferee/donee were a party hereto, and (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period (except that, if required by law, such party may make such a filing or public announcement, provided such filing or public announcement does not report a reduction in beneficial ownership); (d) transfers by will or intestacy or by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement; provided that it shall be a condition to any transfer pursuant to this clause (d) that the transferee/donee agrees to be bound by the terms of this letter agreement to the same extent as if the transferee/donee were a party hereto; provided further that any filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (d); (e) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s equity incentive plans or that are otherwise outstanding on the date hereof that are described in the documents filed by the Company under the Exchange Act and incorporated by reference in the Prospectus in connection with the Offering; provided, that the restrictions in this letter agreement shall apply to Ordinary Shares issued upon such exercise; (f) forfeitures or cancellations of Ordinary Shares to the Company to satisfy tax withholding requirements; (g) the establishment or amendment of any contract, instruction or plan in accordance with Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that, prior to the expiration of the Lock-Up Period, no sales of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares, shall be made pursuant to a Rule 10b5-1 Plan that is established during the Lock-Up Period; provided further, that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under

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such 10b5-1 Plan during the Lock-Up Period; (h) the sale of Ordinary Shares pursuant to a Rule 10b5-1 Plan (provided that such plan was established prior to the execution of this agreement by the undersigned); provided that any filing under the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a Rule 10b5-1 Plan; (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Ordinary Shares, provided that no transfer of the undersigned’s Ordinary Shares registered pursuant to the exercise of any such right may take place and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Ordinary Shares during the Lock-Up Period; (j) the transfer of Ordinary Shares or other securities to the Company or any of its subsidiaries in connection with a purchase by the Company or any of its subsidiaries of such Ordinary Shares or other securities, or otherwise; (k) (i) the transfer of Ordinary Shares in connection with distributions to the officers or employees of the general partner, managing member or other controlling entity of, or investment advisor to, the undersigned and/or its affiliates, provided that (A) such transferred Ordinary Shares are promptly donated by such officers or employees to charitable organizations, (B) the aggregate number of such donated shares by all such officers and employees pursuant to this clause (k) shall not exceed 20,000 Ordinary Shares, and (C) if required under the Securities Act, the Exchange Act or other applicable law to make a filing or other public announcement in connection with such transfer or disposition prior to the expiration of the Lock-Up Period, such filing or public announcement shall include a statement that such transfer or disposition is not a transfer for value and there shall be no other voluntary filing or public announcement prior to the expiration of the Lock-Up Period, and (ii) the transfer of Ordinary Shares in connection with in-kind distributions to the partners or equityholders, as applicable, of the undersigned and/or its affiliates, provided that (X) no such distribution shall occur prior to July 26, 2021, and for the avoidance of doubt, recipients of Ordinary Shares pursuant to subclauses (i) or (ii) of this clause (k) shall not be required to sign a lock-up agreement and (Y) Silver Lake Technology Investors III Cayman, L.P. and Silver Lake Technology Investors Sumeru Cayman, L.P. shall be released from this agreement at such time as any of Silver Lake Partners III Cayman (AIV III), L.P. or Silver Lake Sumeru Fund Cayman, L.P. transfer Ordinary Shares pursuant to clause (k)(ii) hereof; (l) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar business combination transaction made to all holders of the Ordinary Shares involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares (or any security convertible into or exercisable or exchangeable for Ordinary Shares), or vote any Ordinary Shares in favor of such transaction); provided, that, in the event that such transaction is not completed, the Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement; and (m) transfers of Ordinary Shares pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates; provided, that in the case of pledges or similar arrangements under this clause (m), any such pledgee or other party shall, upon foreclosure on the pledged securities, sign and deliver a lock up letter substantially in the form of this letter agreement.

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For purposes of this letter agreement, “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriter pursuant to the Offering), of the Ordinary Shares if such person or group of affiliated persons did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriter.

For the avoidance of doubt, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to Ordinary Shares currently owned by the undersigned. For the avoidance of doubt, it is acknowledged and agreed that (i) any entity in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this letter agreement, in part or in its entirety, except, in each case, to the extent the undersigned directly or indirectly possesses and exercises the power to dispose or direct the disposition of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares held by or on behalf of any such entity or to cause any such entity to enter into a transaction that would be prohibited by this letter agreement if effected directly by the undersigned.

This letter agreement shall automatically terminate, and the undersigned shall be immediately released from its obligations and restrictions under this letter agreement without any further action by or on behalf of any of the parties hereto, upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the

5

Shares, (2) the delivery by the Company to the Underwriter of notice, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, or delivery by the Selling Shareholders to the Underwriter of notice that they have determined not to proceed with the Offering, or (3) July 31, 2021, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

IF AN INDIVIDUAL:

By:
(duly authorized signature)

Name:
(please print full name)

Date:

IF AN ENTITY:

(please print complete name of entity)

By:
(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Date: